UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 31, 2012

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 23, 2012, South American Gold Corp. (“the Company”) determined that the Company’s previously issued unaudited interim consolidated financial statements as of and for the quarterly periods ended December 31, 2011 (Q2) and March 31, 2012 (Q3) should no longer be relied upon due to the improper recording of a bargain purchase gain associated with an acquisition.  Accordingly the Company filed re-stated financial statements on August 23,2012 as of and for the quarterly  periods ending December 31,2011 and March 31,2012.

In November 2011, the Company purchased the minority interest in Kata Enterprises, Inc., a company which it had management control over, and a twenty five per cent ownership interest. This transaction finalized the purchase accounting of the Kata subsidiary acquired. The company originally recorded a bargain purchase gain considering that the transaction was a step-acquisition. However upon further evaluation it was determined that this was inappropriate as the company had management control of the subsidiary which requires the gain on acquisition of the minority interest to be recorded as an increase in capital.

The authorized officers of the Company have discussed with the independent accountant the matters disclosed in the filing pursuant to Item 4.02(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 31, 2012

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer